EXCLUSIVE TECHNOLOGY SERVICE AGREEMENT

BETWEEN

WALKER RESOURCES RECYCLING CO., LTD.

AND

BRS (TIANJIN) INVESTMENT MANAGE CO., LTD.

DECEMBER 2010

Exclusive Technology Service Agreement

This Exclusive Technology Service Agreement (the "Agreement") is entered into as of December 15, 2010, in Tianjin by and between:

Party A

Walker Resources Recycling Co., Ltd is an enterprise incorporated and existing within the territory of China in accordance with the law of the People's Republic of China, the registration number of its legal and valid Business License is 120112000082272 and the legal registered address is B319 Chuangyi Center, Private Enterprise Economy Demonstration Base, Binhai District, Tianjin City.

and

Party B

BRS (Tianjin) Investment Manage Co., Ltd. is a wholly foreign-owned enterprise incorporated and existing within the territory of China in accordance with the law of the People's Republic of China.

Whereas,

1. Party A and Party B (collectively the "Parties") intend to promote the development of their businesses through mutual cooperation and utilization of their advantages;

Therefore, the Parties agree as follows after friendly consultation based on the principle of equality and mutual benefit.

Article 1 Technology Service

1.1 Party A hereby agree to engage Party B as the exclusive and sole technology service provider of Party A, and Party B hereof agree to accept such engagement.

1.2 Party A further agrees that, without prior written consent of Party B, during the term of this Agreement, Party A shall not engage any third party as the technology service provider of Party A.

1.3 Party A agrees that Part B has right to provide the same or similar technology services under this Agreement to any third party and also has right to appoint other person of parties to provide the technology services to Party A under this Agreement.

Article 2 Scope of Technology Service

2.1 During the term of this Agreement, Party B agrees to provide relevant technology services to Party A in accordance with the relevant terms and conditions of this Agreement (The scope of technology service is referred hereto as Exhibit A).

Article 3 Service Fee

3.1 Party B has right to charge Party A service fees at the amount and by the method as set forth in the Exhibit B.

3.2 Party A hereto agrees and warrants that Party A shall pay off all service fees pursuant to the Clause 3.1 above to Party B first, before Party A pays the management fees to Party B in accordance with the Entrusted Management Agreement, by and among Party A, WANG Gangyi, HUANG Miao, YANG Changrui and Party B on December 15, 2010, in Tianjin.

Article 4 Intellectual Property

4.1 The Parties hereby understand and agree that the technical datas, software, discovery, invention, development, commercial secrets, copyrights, documents and other materials prepared or improved by Party B which are used to provide the technology services under this Agreement shall exclusively belong to Party B, no matter whether the foregoing' materials are protected by copyright or patent right.

4.2 Provided that Party A improves the foregoing materials, such development results shall be soly owned by Party B. Party A hereby transfers all the rights, ownerships and interests in connection with such improvement to Party B.

Article 5 Representations and Warranties

5.1 Party A hereto hereby make the following representations and warranties to Party B as of the date of this Agreement that:

(a) Party A is an enterprise incorporated and existing within the territory of China in accordance with the law of the People's Republic of China;

(b) Party A has the right to enter into the Agreement and the ability to perform the same; and the execution and delivery of this Agreement by Party A have been duly authorized by all necessary corporate actions;

(c) the execution, delivery and performance of this Agreement will not violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;

(d) the provisions of this Agreement constitute legal, valid and binding  obligations on Party A upon the execution;

5.2 Party B hereto hereby make the following representations and warranties to Party A as of the date of this Agreement that:

(a) Party B is a wholly foreign-owned enterprise which is incorporated and existing within the territory of China in accordance with the law of the People's Republic of China;

(b) Party B has the right to enter into the Agreement and the ability to perform the same; and the execution and delivery of this Agreement by Party B have been duly authorized by all necessary corporate action;

(c) the execution and delivery of this Agreement will not violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;

(d) the provisions of this Agreement constitute legal, valid and binding obligations on Party B upon the execution;

Article 6 Effectiveness and Termination

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with seals affixed and shall be terminated when any of the the following happens,

(a) the winding up of Party A, or
(b) the date on which Party B completes the acquisition of Party A

Article 7 Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 8 Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 9 Confidentiality

9.1 The parties hereto agree to cause its employees or representatives who has access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the  consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities.

9.2 The obligations of confidentiality under Section 1 of this Article shall survive after the termination of this Agreement.

Article 10 Applicable Law and Dispute Resolution

10.1 The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

10.2 The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission in Beijing in accordance with its rules. The arbitration award shall be final, conclusive and binding upon both Parties.

Article 11 Non-transferability

Unless otherwise specified under this Agreement, no party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other party.

Article 12 Severability

12.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

12.2 in the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 13 Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

Article 14 Miscellaneous

14.1 Any and all taxes arising from execution and performance of this Agreement and during the course of providing service shall be borne by the Parties respectively pursuant to the  provisions of laws and regulations.

14.2 Any amendment entered into by the parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

14.3 This Agreement is executed by Chinese and English in duplicate and both the English version and Chinese version shall have the same effect. Each of the original Chinese and English versions of this Agreement shall be executed in two copies. Each party shall hold one original for each version.

(This space intentionally left blank)

IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Exhibit A

Scope of Service

Party B shall provide the following services to Party A:

Consultation of sale of products;
Consultation of production technology;
Consultation of global marketing;
Consultation of purchase of equipments;
Other services required by Party A

Exhibit B

Service Fees

Service Fees shall be determined pursuant to the following factors:

1) the complexity of the technology, consultation and service;

2) total cost, including time cost, of the technology, consultation and service provided by Party B; and

3) the content and business value of the technology service and management service

Party B has right to provide the quarterly statement of account to Party A pursuant to the price recognized by the Parties and the working amount and business value of the service provided by Party B, and Party A shall pay the relevant service fees to Party B pursuant to the date and amount indicated in the statement of account. Party B has right to adjust service fees from time to time based on the amount and content of the service provided by Party B.